                    U.S. SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2005

COMMISSION FILE NUMBER:

Celtron International, Inc.

    (Exact name of registrant as specified in its charter)

Nevada

91-1903590

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 -------------------------

(State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

or organization

563 Old Pretoria Road

Midrand, South Africa

         S9 1658

 (Address of principal executive offices)

     (Zip Code)

Registrant's telephone number: 2783-785-4584

NONE

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 (Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2005, the company and its subsidiary, Orbtech Holdings, Ltd., and Orbtech’s subsidiary, CreditPipe (Pty) Ltd., entered into a revised and restated agreement with Knight Fuller, Inc. and its subsidiary, PayCell, Inc., which modified and replaced the agreements formerly entered into between the parties on September 10, 2004 and November 1, 2004, and the license agreement between the parties entered into May 16, 2004, as modified on November 1, 2004, and resulted in Knight Fuller’s acquisition of 100% of the common stock of CreditPipe, in exchange for the sum of $423,000 in cash.

The agreement attributes Knight Fuller’s financial payments to CreditPipe of approximately $250,000 as payment for fees for research and development performed by CreditPipe.

Section 8- Other Events

Item 8.01 Other Events

As part of the amended and restated agreement, Celtron’s position in Knight Fuller, Inc. is reduced to 700,000 common shares.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Exhibits

Exhibit 10.16: Amended and Restated Agreement between Knight Fuller, Inc. and PayCell, Inc., and Celtron International, Inc., Orbtech (Pty) Ltd., and CreditPipe (Pty) Ltd., dated February 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2005

Celtron International, Inc.

/s/ Allen Harington

____________________________________

By: Allen Harington, Chief Executive Officer